SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
July 19, 2007

Date of Report (date of earliest event reported)
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
3560 Bassett Street
Santa Clara, CA 95054

(Address of principal executive offices)
(408) 986-9888

(Registrant’s telephone number, including area code)
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 3.1
EXHIBIT 3.2

Item 3.03. Material Modification to Rights of Security Holders.
     On July 19, 2007, Intevac, Inc. (the “Company”) changed its state of incorporation from California to Delaware. This change in domicile was accomplished by merging the Company into a Delaware company established for such purpose, and was approved by the requisite vote of shareholders at the Company’s Annual Meeting of Shareholders on May 15, 2007. The merger agreement relating to the reincorporation is attached hereto as Exhibit 2.1. The reincorporation will not result in any change in the Company’s name, business, assets or liabilities, will not cause the Company’s corporate headquarters or other facilities to be moved and will not result in any relocation of management or other employees. Furthermore, the Company’s common stock will continue to trade on the NASDAQ Global Market under the ticker symbol “IVAC.” Shareholders are not required to undertake any exchange of the Company’s shares, as shares in the California company are deemed to represent an equal number of shares in the Delaware company.
     As of July 19, 2007, the effective date of the reincorporation, the rights of the Company’s stockholders began to be governed by the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws attached hereto as Exhibits 3.1 and 3.2, respectively. The new Certificate of Incorporation and Bylaws of the Company include certain new governance-related provisions.
Item 9.01. Financial Statements and Exhibits
(d)   Exhibits
2.1	Agreement and Plan of Merger dated July 19, 2007 by and between Intevac, Inc., a Delaware corporation, and Intevac, Inc., a California corporation

3.1	Certificate of Incorporation of Intevac, Inc., a Delaware corporation

3.2	Bylaws of Intevac, Inc., a Delaware corporation

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: July 19, 2007	By:	/s/ Charles B. Eddy III
Charles B. Eddy III
Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit
No	Description

2.1	Agreement and Plan of Merger dated July 19, 2007 by and between Intevac, Inc., a Delaware corporation, and Intevac, Inc., a California corporation

3.1	Certificate of Incorporation of Intevac, Inc., a Delaware corporation

3.2	Bylaws of Intevac, Inc., a Delaware corporation